Exhibit 15.1

Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Electronic Arts Inc.:

With respect to the subject registration statements on Form S-8 (Nos. 333-32239, 333-60517, 333-84215, 333-39432, 333-44222, 333-67430, 333-99525, 333-107710, 333-117990, 333-120256, 333-127156, 333-131933, 333-138532, 333-145182, 333-148596, 333-152757, 333-161229, 333-168680, and 333-176181) and the registration statement on Form S-3 (No. 333-155409) of Electronic Arts Inc., we acknowledge our awareness of the incorporation by reference therein of our report dated November 8, 2011 related to our review of interim financial information included in Form 10-Q for the quarterly period ended October 1, 2011.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Mountain View, California

November 8, 2011